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                                                                     Exhibit 5.1
THE STRIPPED ('ZERO') U.S. TREASURY SECURITIES FUND
PROVIDENT MUTUAL SERIES A
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of The Stripped ('Zero') U.S. Treasury Securities Fund, Provident Mutual Series A:

We hereby consent to the use in Post-Effective Amendment No. 14 to Registration Statement No. 33-02455 of our opinion dated March 14, 1997 relating to the Financial Statements of The Stripped ('Zero') U.S. Treasury Securities Fund, Provident Mutual Series A, and to the reference to us under the heading 'Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 23, 1997